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                                                                    Exhibit 21.1

                  Subsidiaries of Internet Capital Group, Inc.
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
Name                                                                            Jurisdiction of Incorporation
----                                                                            -----------------------------
Internet Capital Group Operations, Inc.                                                      Delaware
Internet Capital Group (Europe), Ltd.                                                     United Kingdom
ICG Holdings, Inc.                                                                           Delaware
1999 Internet Capital Group (Europe) L.P.                                                    Delaware
Inreon Holdings L.L.C.                                                                       Delaware
Agribuys, Inc.                                                                              California
Anthem/CIC Ventures Fund L.P.                                                                Delaware
Arbinet - thexchange Inc.                                                                    Delaware
Blackboard, Inc.                                                                             Delaware
Captive Capital Corporation (fka eMarket Capital, Inc.)                                      Delaware
Citadon, Inc.                                                                               California
ClearCommerce Corporation                                                                    Delaware
CommerceQuest, Inc.                                                                           Florida
     Cambridge Information Technology Limited                                             United Kingdom
ComputerJobs.com, Inc.                                                                        Georgia
Co-nect Inc. (fka Simplexis.com)                                                             Delaware
CreditTrade Inc.                                                                             Delaware
Delphion, Inc.                                                                               Delaware
eCredit.com, Inc.                                                                            Delaware
     eCredit.com (India) Private Limited                                                       India
     eCredit Co., Ltd.                                                                         Japan
eMerge Interactive, Inc.                                                                     Delaware
Emptoris, Inc.                                                                               Delaware
Entegrity Solutions Corporation                                                             California
FreeBorders, Inc.                                                                            Delaware
FuelSpot.com, Inc.                                                                           Delaware
GoIndustry AG                                                                                 Germany
ICG Commerce Holdings, Inc.                                                                  Delaware
  Integrated Sourcing, LLC                                                                 Pennsylvania
  ICG Commerce Investments, LLC                                                              Delaware
  ICG Commerce International, LLC                                                            Delaware
  ICG Commerce Mexico I, LLC                                                                 Delaware
  ICG Commerce Mexico II, LLC                                                                Delaware
  ICG Commerce UK Limited                                                                 United Kingdom
  ICG Commerce Asia-Pacific Limited                                                          Hong Kong
  ICG Commerce Singapore Pte Ltd.                                                            Singapore
  ICG Commerce Germany GmbH                                                                   Germany
  ICG Commerce France SAS                                                                     France
  ICG Commerce Ireland Ltd.                                                                   Ireland
  ICG Commerce Latin America, S. de. R.L., de C.V.                                            Mexico
  ICG Commerce Services, S. de. R.L. de C.V.                                                  Mexico
  epValue.com, Inc.                                                                          Delaware
  epValue.com (France) SAS                                                                    France
  epValue.com UK Limited                                                                  United Kingdom
  hpi GmbH                                                                                    Germany
inreon Limited                                                                            United Kingdom
Internet Commerce Systems, Inc.                                                              Delaware
Investor Force Holdings, Inc.                                                                Delaware
iSky, Inc.                                                                                   Maryland
Jamcracker, Inc.                                                                             Delaware
LinkShare Corporation                                                                        Delaware
LGO Corporation (fka Logistics.com, Inc.)                                                    Delaware
Marketron International, Inc. (fka Buymedia, Inc.)                                           Delaware
Mobility Technologies, Inc. (fka traffic.com, Inc.)                                          Delaware
OneCoast Network Holdings, Inc. (fka USgift Corporation)                                      Georgia
OnMedica Group PLC                                                                        United Kingdom
Onvia.com, Inc.                                                                              Delaware
Persona, Inc.                                                                                Delaware
Sourceree Limited                                                                         United Kingdom
StarCite, Inc.                                                                               Delaware
Surgency, Inc. (fka Benchmarking)                                                          Massachusetts
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Name                                                                            Jurisdiction of Incorporation
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

Syncra Systems, Inc.                                                                         Delaware
Tibersoft Corporation                                                                      Massachusetts
Universal Access Global Holdings, Inc.                                                       Illinois
Verticalnet, Inc.                                                                          Pennsylvania


Unless otherwise provided, each of the subsidiaries named above do business under the same name.
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